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                                                                    EXHIBIT 16.1


                        [Arthur Andersen LLP Letterhead]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

March 27, 2002

Dear Sir/Madam:

We have read the first through third paragraphs of Item 4 included in the Form 8-K dated March 22, 2002, of Cadence Design Systems, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/Arthur Andersen LLP



CC:  William Porter
       Senior Vice President and Chief Financial Officer